UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 8, 2025
Direct Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 402-1051
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On September 8, 2025, Direct Digital Holdings, LLC (“DDH LLC”), as borrower, entered into the Eighth Amendment (the “Eighth Amendment”) to the Term Loan and Security Agreement dated December 3, 2021 (the “Term Loan Facility”) with Direct Digital Holdings, Inc. (the “Company”), Colossus Media, LLC, Huddled Masses LLC and Orange142, LLC, as guarantors (such guarantors together with DDH LLC, the “Credit Parties”), and Lafayette Square Loan Servicing, LLC (“LS”), as administrative agent, and Lafayette Square USA, Inc. (“Lafayette”) and the other lenders from time to time party thereto.

Under the terms of the Eighth Amendment, among other changes, DDH LLC requested and LS agreed to make a term loan in the principal amount equal to $3.8 million (the “Eighth Amendment Term Loan”) which includes an interest reserve under the Eighth Amendment in an amount equal to $93,000. Additionally, LS and the Credit Parties agreed to use the proceeds of the Eighth Amendment Term Loan to repay in full and terminate the revolving credit notes under the Credit Agreement (the “Credit Agreement”), dated July 7, 2023, by and among East West Bank (“EWB”), as lender, and DDH LLC, the Company, Huddled Masses LLC, Colossus Media, LLC and Orange142, LLC, as borrowers. The Credit Parties also agreed to pay a $37,500 amendment fee no later than September 30, 2025. The maturity date of the Eighth Amendment Term Loan is October 30, 2025.

As of the effectiveness of the Eighth Amendment, term loans in an aggregate principal amount of $13.2 million remain outstanding under the Term Loan Facility. As previously disclosed, under the terms of the Seventh Amendment dated August 8, 2025 to the Term Loan Facility, the parties agreed to convert and exchange term loans with an aggregate principal amount of $25.0 million for newly authorized shares of Series A Preferred Stock, par value $0.001, of the Company with an aggregate face amount of $25.0 million issued to Lafayette.

The foregoing description of the Eighth Amendment is not complete and is qualified in its entirety by the full text of the Eighth Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On September 8, 2025, the Credit Parties used the proceeds of the Eighth Amendment Term Loan to repay in full the outstanding loans, fees and other obligations under the Credit Agreement and to terminate the Credit Agreement and release the liens in favor of EWB under the Credit Agreement. The Credit Agreement provided for a revolving credit facility in the principal amount of up to $5.0 million, subject to a borrowing base determined based on eligible accounts. At the time of termination, the $5.0 million principal amount revolving credit facility under the Credit Agreement was not open for advances.

The Credit Parties did not incur any termination penalties as a result of the repayment and termination of the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment to Term Loan and Security Agreement, dated September 8, 2025, by and among Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 12, 2025 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ MARK WALKER
Mark Walker Chief Executive Officer